Exhibit 8.1

List of Significant Subsidiaries

Name	Jurisdiction of incorporation	Relationship with the registrant
NQ Mobile US Inc.	United States	Wholly owned subsidiary

NQ Mobile International AG	Switzerland	Wholly owned subsidiary

NQ Mobile Lux S.A.	Luxembourg	Subsidiary wholly owned by NQ International Ltd.

FL Mobile Inc.	Cayman	Wholly owned subsidiary

FL Mobile Hong Kong Limited	HK	Subsidiary wholly owned through FL Mobile Inc.

NQ International Ltd.	HK	Wholly owned subsidiary

Taiwan NQ Technology Limited	Taiwan	Wholly owned subsidiary

NQ Mobile (Beijing) Co., Ltd.	PRC	Subsidiary wholly owned by NQ International Ltd.

NQ Mobile (Chengdu) Co., Ltd.	PRC	Subsidiary wholly owned by NQ International Ltd.

NQ (Beijing) Co., Ltd.	PRC	Subsidiary wholly owned by NQ International Ltd.

Beijing NQ Technology Co., Ltd	PRC	Variable interest entity

QingYun (Tianjin) Financial Management Co., Ltd	PRC	Subsidiary wholly owned by Beijing NQ Technology Co., Ltd.

Beijing Feiliu Jiutian Technology, Co., Ltd.	PRC	Subsidiary wholly owned by Beijing NQ Technology Co., Ltd.

Beijing Red Infinity Technology Co., Ltd.	PRC	Subsidiary wholly owned by Beijing NQ Technology Co., Ltd. through Beijing Feiliu Jiutian Technology, Co., Ltd.

Beijing NationSky Network Technology Co., Ltd.	PRC	Subsidiary 55% owned by Beijing NQ Technology Co., Ltd.

NQ Mobile Lux S.A.	Luxembourg	Subsidiary wholly owned by NQ International Ltd.

Fanyue Information Technology Co., Ltd.	PRC	Subsidiary 51% owned by Beijing Feiliu Jiutian Technology Co., Ltd.